Exhibit 99.1

ChannelAdvisor Reports Record Fourth Quarter and Full Year 2018 Revenue; Fourth Quarter and Full Year 2018 Adjusted EBITDA Exceed Guidance
Achieves Milestone of Over $10 Billion in Annual GMV for 2018

Research Triangle Park, NC - February 13, 2019 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the fourth quarter and full year ended December 31, 2018.
"We continued to advance the business in 2018, finishing the year with solid fourth quarter financial performance coming in above the mid-point of revenue guidance and significantly exceeding our Adjusted EBITDA expectations," said David Spitz, Chief Executive Officer of ChannelAdvisor. "We processed a record $10 billion in GMV in 2018, a special milestone for us, and grew our customer base quarter over quarter by a net 18 customers, the best quarterly sequential improvement in nearly two years. We also posted strong revenue growth and performance in our European and Australian regions, continued to see improvements in customer and revenue retention, and increased revenues from strategic partnerships. Going into 2019, we continue to focus on our strategic priorities of improving efficiency in our core business, winning more brands, and increasing our indirect sales contribution."
Fourth Quarter 2018 Financial Results

•
Revenue: Total revenue was $34.8 million for the fourth quarter 2018, an increase of 2.0% from the year-ago period and the highest quarterly revenue in the history of the company. Fixed subscription fees were $25.7 million, or 73.8% of total revenue, an increase of 2.9% from the year-ago period. Variable subscription fees were $9.1 million, or 26.2% of total revenue, a decrease of 0.4% from the year-ago period.

•
Gross Profit: GAAP gross profit was $27.2 million, representing a 78.2% gross margin for the fourth quarter 2018, compared with $27.2 million and 79.6%, respectively, for the year-ago period. Non-GAAP gross profit was $27.5 million, representing a 79.1% non-GAAP gross margin for the fourth quarter 2018, compared with $27.2 million and 79.9%, respectively, for the year-ago period.

•
Net Income (Loss): GAAP net income was $0.6 million for the fourth quarter 2018, compared with a GAAP net loss of $(0.5) million for the year-ago period. GAAP diluted net income per share was $0.02 based on 28.7 million weighted average shares outstanding for the fourth quarter 2018, compared with a GAAP diluted net loss per share of $(0.02) and 26.6 million shares outstanding for the year-ago period. Non-GAAP net income was $3.8 million for the fourth quarter 2018, compared with $2.4 million for the year-ago period. Non-GAAP diluted net income per share was $0.13 based on 28.7 million weighted average shares outstanding, compared with $0.08 and 28.0 million shares outstanding, respectively, for the year-ago period. For a description of these and other non-GAAP measures included in this press release, including their potential limitations, see “Non-GAAP Financial Measures” below.

•	Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $5.4 million for the fourth quarter 2018, compared with $3.9 million for the year-ago period.

Exhibit 99.1

•
Cash: Cash and cash equivalents totaled $47.2 million as of December 31, 2018, compared with $53.4 million as of December 31, 2017. Cash generated from operations was $1.2 million for the year ended December 31, 2018, compared with cash used in operations of $(3.0) million for the year-ago period.

Full Year 2018 Financial Results

•
Revenue: Total revenue was $131.2 million for 2018, an increase of 7.1% from the prior year. Fixed subscription fees were $100.1 million, or 76.3% of total revenue, an increase of 7.0% from the prior year. Variable subscription fees were $31.1 million, or 23.7% of total revenue, an increase of 7.2% from the prior year.

•
Gross Profit: GAAP gross profit was $101.7 million, representing a 77.5% gross margin for 2018, compared with $93.4 million and 76.3%, respectively, for the prior year. Non-GAAP gross profit was $102.6 million, representing a 78.2% non-GAAP gross margin for 2018, compared with $94.4 million and 77.0%, respectively, for the prior year.

•
Net Loss: GAAP net loss was $(7.6) million for 2018, compared with $(16.6) million for the prior year. GAAP net loss per share was $(0.28) based on 27.1 million weighted average shares outstanding for 2018, compared with $(0.63) and 26.4 million shares outstanding, respectively, for the prior year. Non-GAAP net income was $3.6 million for 2018, compared with non-GAAP net loss of $(2.1) million for the prior year. Non-GAAP diluted net income per share was $0.13 based on 28.6 million weighted average shares outstanding, compared with a non-GAAP net loss per share of $(0.08) based on 26.4 million shares then outstanding for the prior year.

•	Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $9.8 million for 2018, compared with $4.6 million for the prior year.
Operating Highlights

•	Average Revenue per Customer (ARPC): ARPC was $46,286 for 2018, an increase of 8.4% from the prior year.

•
Customer Count: Total customer count was 2,833 at the end of 2018, compared with 2,815 as of September 30, 2018 and 2,840 customers at the end of 2017. In the fourth quarter 2018, ChannelAdvisor added notable new customers including Guess, FootJoy, and Avery Products and expanded its relationship with Whirlpool.

•	Gross Merchandise Value (GMV): ChannelAdvisor's platform processed record annual GMV of over $10 billion in 2018, an increase of 12.4% from 2017.

•
Strategic Partnerships: In 2018, ChannelAdvisor significantly expanded its reach and addressable market through new strategic partnerships, entering agreements to support 30 new marketplaces, expand its referral network to include five leading, global logistics providers across the globe and embed ChannelAdvisor's capabilities in the platforms of two partners.

•
Platform Enhancements: Continued progress on the development of a new user interface for ChannelAdvisor's core Marketplaces platform, which is expected to launch in April 2019, designed to substantially improve the ease of use and time to value for customers.

Exhibit 99.1

Financial Outlook
Based on information available as of today, ChannelAdvisor is issuing guidance for its first quarter and full year 2019:

(in millions, except percentages)	Q1 2019	Full Year 2019
Revenue	$31.5 - $32.0	$136.0 - $139.0
Y/Y Growth	0% - 2%	4% - 6%
Adjusted EBITDA	$0.6 - $1.0	$13.0 - $15.0
As a Percentage of Revenue (at the midpoints)	3%	10%
Stock-based Compensation Expense	$3.0 - $3.4	$11.5 - $12.5
Weighted Average Shares Outstanding	27.5	28.0
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.
Conference Call Information

What:	ChannelAdvisor Fourth Quarter and Full Year 2018 Financial Results Conference Call
When:	Wednesday, February 13, 2019
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 6448476, Toll free
(704) 288-0612, Passcode 6448476, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Financial and Operating Metrics
Average revenue per customer is revenue for a particular period divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions.
Refer to the "Supplemental Financial Information" presentation available at http://ir.channeladvisor.com for supplemental operating metrics and financials.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP net income (loss) and adjusted EBITDA. Non-GAAP net income (loss) excludes non-cash stock-based compensation expense, non-recurring severance and related costs due to our reorganization of our China operations in 2018, and a one-time charge for voluntary disclosure agreements ("VDAs") related to sales taxes in 2017. Adjusted EBITDA excludes each of these items, as well as depreciation, amortization, income tax expense, and net interest expense.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and

Exhibit 99.1

that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
Refer to the "Supplemental Financial Information" presentation available at http://ir.channeladvisor.com for GAAP to non-GAAP reconciliation schedules for the presented periods.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts, and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy

Exhibit 99.1

breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Investor Contact:
Traci Mangini
ChannelAdvisor Corporation
traci.mangini@channeladvisor.com
919-228-4886

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2018	2017
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$47,185	$53,422
Accounts receivable, net of allowance of $652 and $609 as of December 31, 2018 and 2017, respectively	23,436	27,452
Prepaid expenses and other current assets	9,248	16,462
Total current assets	79,869	97,336
Property and equipment, net	12,007	10,877
Goodwill	23,486	23,486
Intangible assets, net	1,894	2,503
Deferred contract costs, net of current portion	11,336	—
Long-term deferred tax assets, net	4,162	5,550
Other assets	1,515	759
Total assets	$134,269	$140,511
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,598	$7,243
Accrued expenses	9,358	12,611
Deferred revenue	24,205	27,143
Other current liabilities	3,569	4,477
Total current liabilities	38,730	51,474
Long-term capital leases, net of current portion	1,404	641
Lease incentive obligation	2,154	3,328
Other long-term liabilities	2,343	3,157
Total liabilities	44,631	58,600
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2018 and 2017, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 27,347,115 and 26,601,626 shares issued and outstanding as of December 31, 2018 and 2017, respectively	27	27
Additional paid-in capital	271,550	262,805
Accumulated other comprehensive loss	(1,707)	(789)
Accumulated deficit	(180,232)	(180,132)
Total stockholders' equity	89,638	81,911
Total liabilities and stockholders' equity	$134,269	$140,511

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)
Revenue	$34,789	$34,105	$131,218	$122,535
Cost of revenue (1) (2)	7,567	6,953	29,501	29,102
Gross profit	27,222	27,152	101,717	93,433
Operating expenses (1) (2):
Sales and marketing	14,295	15,350	60,080	60,343
Research and development	5,370	5,990	22,359	21,868
General and administrative	6,937	6,248	26,784	27,800
Total operating expenses	26,602	27,588	109,223	110,011
Income (loss) from operations	620	(436)	(7,506)	(16,578)
Other income (expense):
Interest income (expense), net	159	73	510	222
Other income (expense), net	7	(23)	9	83
Total other income (expense)	166	50	519	305
Income (loss) before income taxes	786	(386)	(6,987)	(16,273)
Income tax expense	179	75	614	284
Net income (loss)	$607	$(461)	$(7,601)	$(16,557)
Net income (loss) per share:
Basic	$0.02	$(0.02)	$(0.28)	$(0.63)
Diluted	$0.02	$(0.02)	$(0.28)	$(0.63)
Weighted average common shares outstanding:
Basic	27,330,983	26,583,657	27,138,274	26,366,748
Diluted	28,731,489	26,583,657	27,138,274	26,366,748

(1) Includes stock-based compensation as follows:
Cost of revenue	$304	$87	$911	$951
Sales and marketing	661	978	3,144	3,827
Research and development	567	601	2,152	2,260
General and administrative	1,043	1,149	4,391	4,909
	$2,575	$2,815	$10,598	$11,947

(2) Includes depreciation and amortization as follows:
Cost of revenue	$939	$920	$3,610	$4,019
Sales and marketing	226	227	884	998
Research and development	91	100	371	424
General and administrative	329	290	1,229	1,137
	$1,585	$1,537	$6,094	$6,578

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2018	2017
	(unaudited)
Cash flows from operating activities
Net loss	$(7,601)	$(16,557)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	6,094	6,578
Bad debt expense	991	727
Non-cash stock-based compensation expense	10,598	11,947
Deferred income taxes	493	130
Other items, net	(851)	(869)
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	2,634	(8,261)
Prepaid expenses and other assets	10,303	(5,514)
Deferred contract costs	(6,730)	—
Accounts payable and accrued expenses	(10,936)	5,242
Deferred revenue	(3,765)	3,581
Net cash and cash equivalents provided by (used in) operating activities	1,230	(2,996)

Cash flows from investing activities
Purchases of property and equipment	(2,045)	(2,790)
Payment of software development costs	(894)	(293)
Acquisition, net of cash acquired	—	(2,177)
Net cash and cash equivalents used in investing activities	(2,939)	(5,260)

Cash flows from financing activities
Repayment of capital leases	(2,241)	(2,840)
Proceeds from exercise of stock options	1,106	1,428
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(2,959)	(2,727)
Net cash and cash equivalents used in financing activities	(4,094)	(4,139)

Effect of currency exchange rate changes on cash and cash equivalents	(434)	397
Net decrease in cash and cash equivalents	(6,237)	(11,998)

Cash and cash equivalents, beginning of year	53,422	65,420
Cash and cash equivalents, end of year	$47,185	$53,422

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$34,789	$34,105	$131,218	$122,535

Gross profit (GAAP)	$27,222	$27,152	$101,717	$93,433
Plus: Stock-based compensation expense	304	87	911	951
Gross profit (Non-GAAP)	$27,526	$27,239	$102,628	$94,384
Gross margin (GAAP)	78.2%	79.6%	77.5%	76.3%
Gross margin (Non-GAAP)	79.1%	79.9%	78.2%	77.0%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating expenses (GAAP)	$26,602	$27,588	$109,223	$110,011
Less: Stock-based compensation expense	2,271	2,728	9,687	10,996
Less: Non-recurring severance and related costs	587	—	587	—
Less: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Operating expenses (Non-GAAP)	$23,744	$24,860	$98,949	$96,476

Reconciliation of GAAP Income (Loss) from Operations and GAAP Operating Margin to Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$34,789	$34,105	$131,218	$122,535

Income (loss) from operations (GAAP)	$620	$(436)	$(7,506)	$(16,578)
Plus: Stock-based compensation expense	2,575	2,815	10,598	11,947
Plus: Non-recurring severance and related costs	587	—	587	—
Plus: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Income (loss) from operations (Non-GAAP)	$3,782	$2,379	$3,679	$(2,092)
Operating margin (GAAP)	1.8%	(1.3)%	(5.7)%	(13.5)%
Operating margin (Non-GAAP)	10.9%	7.0%	2.8%	(1.7)%

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss) (GAAP)	$607	$(461)	$(7,601)	$(16,557)
Plus: Stock-based compensation expense	2,575	2,815	10,598	11,947
Plus: Non-recurring severance and related costs	587	—	587	—
Plus: One-time charge for VDAs related to sales taxes	—	—	—	2,539
Net income (loss) (Non-GAAP)	$3,769	$2,354	$3,584	$(2,071)

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$607	$(461)	$(7,601)	$(16,557)
Adjustments:
Interest (income) expense, net	(159)	(73)	(510)	(222)
Income tax expense	179	75	614	284
Depreciation and amortization expense	1,585	1,537	6,094	6,578
Total adjustments	1,605	1,539	6,198	6,640
EBITDA	2,212	1,078	(1,403)	(9,917)
Stock-based compensation expense	2,575	2,815	10,598	11,947
Non-recurring severance and related costs	587	—	587	—
One-time charge for VDAs related to sales taxes	—	—	—	2,539
Adjusted EBITDA	$5,374	$3,893	$9,782	$4,569

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Year Ended December 31,
	2018	2017
Cash provided by (used in) operating activities	$1,230	$(2,996)
Less: Purchases of property and equipment	(2,045)	(2,790)
Free cash flow	$(815)	$(5,786)

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	First Quarter 2019		Full Year 2019
	Low	High	Low	High
Net loss (estimate)	$(4.5)	$(3.4)	$(6.0)	$(2.5)
Adjustments (estimates):
Interest (income) expense, net	(0.1)	(0.2)	(0.6)	(0.8)
Income tax expense	0.2	0.1	0.8	0.7
Depreciation and amortization expense	1.6	1.5	6.3	6.1
Total adjustments	1.7	1.4	6.5	6.0
EBITDA	(2.8)	(2.0)	0.5	3.5
Stock-based compensation expense (estimate)	3.4	3.0	12.5	11.5
Adjusted EBITDA guidance	$0.6	$1.0	$13.0	$15.0